UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

CARBON SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

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CARBON SCIENCES, INC.
5511C Ekwill Street
Santa Barbara, CA 93111

 NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the stockholders of Carbon Sciences, Inc., a Nevada corporation (the “Company” “we,” “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes:

The approval of an amendment to our articles of incorporation to increase our authorized shares of common stock from 100,000,000 to 1,000,000,000.

Stockholders of record at the close of business on June 14, 2013 (the “Record Date”), are entitled to receive a copy of this information statement.

The enclosed information statement contains information pertaining to the matter acted upon.

      WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

	By	Order of the Board of Directors
/s/ Byron Elton
Chairman of the Board
June 14, 2013

CARBON SCIENCES, INC.
5511C Ekwill Street
Santa Barbara, CA 93111

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the action described in this information statement. We are mailing this information statement to our stockholders of record as of June 14, 2013.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our articles of incorporation to increase our authorized shares of common stock, par value $0.001 per share (the “Common Stock”), from 100,000,000 to 1,000,000,000.

How many shares of voting stock were outstanding on May 24, 2013?

On May 24, 2013, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 12,633,028 shares of Common Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

We obtained the approval of the holders of 6,464,308 shares of Common Stock, or approximately 51.17% of the voting power of our common stockholders.

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 1,000,000,000

Our board of directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our articles of incorporation to increase our authorized shares of Common Stock from 100,000,000 to 1,000,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our articles of incorporation with the Secretary of State of the State of Nevada. We will file the amendment to our articles of incorporation to effect the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after a definitive information statement is mailed to stockholders.

The form of Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our articles of incorporation currently authorize us to issue a maximum of 100,000,000 shares of Common Stock, par value $0.001 per share.  As of May 24, 2013, we had 12,633,028 shares of Common Stock issued and outstanding.

The board of directors (the “Board”) believes that the increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares of Common Stock, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the board of directors has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of May 24, 2013, the number of and percent of our common stock beneficially owned by:

·	all directors and nominees, naming them,

·	our executive officers,

·	our directors and executive officers as a group, without naming them, and

·	persons or groups known by us to own beneficially 5% or more of our common stock:

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from May 24, 2013 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of May 24, 2013 have been exercised and converted. Unless otherwise indicated, the address of each of the following beneficial owner is c/o Carbon Sciences, Inc.

The address for our executive officers and directors is the same as our address.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
William E. Beifuss, Jr.	1,107,659	8.77%
Byron Elton	865,000	6.85%
Daniel Nethercott	6,250	* %
All Executive Officers and Directors as a Group (3 persons)	1,978,909	15.66%
Wings Fund, Inc. (2) 5662 Calle Real #115 Santa Barbara, CA 93117	1,119,068	8.86%
William E. Beifuss, Jr.	1,107,659	8.77%
New Quest Ventures, LLC (3) 195 Highway 50, #104 PO Box 7172-189 Stateline, NV 89449	1,057,435	8.37%
Mark J. Richardson	700,000	5.54%
*Less than one percent.

(1)	Based upon 12,633,028 shares issued and outstanding as of May 24, 2013.

(2)	Karen M. Graham has the voting and dispositive power over the shares held by Wings Fund, Inc.

(3)	Jonathan Lei has the voting and dispositive power over the shares held by NewQuest Ventures, LLC..

DESCRIPTION OF SECURITIES

General

The authorized capital stock of our company consists of 100,000,000 shares of shares of Common Stock and 20,000,000 shares of Preferred Stock. As of the May 24, 2013, there were 12,633,028 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes, such as liquidation, merger or an amendment to the articles of incorporation. Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

Preferred Stock

The rights, preferences and privileges of the holders of the preferred stock will be determined by the Board of Directors prior to issuance of such shares.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of shares of Common Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

COST OF INFORMATION STATEMENT

The Company is making the mailing and will bear the costs associated therewith. There will be no solicitations made. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of the Company’s voting securities.

  DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more Stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 5511C Ekwill Street, Santa Barbara, CA 93111, Attn: CEO, or call the Company at (805) 456-7000 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions. The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.    You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

	By	Order of the Board of Directors
/s/ Byron Elton
Chairman of the Board
June 14, 2013

Appendix A

 Certificate of Amendment to articles of incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390• After Issuance of Stock)

1. Name of corporation:

Carbon Sciences, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article FOURTH is hereby amended such that the number of shares that the Corporation shall have the authority to issue is 1,020,000,000, of which (i) 1,000,000,000 shall be shares of common stock, par value $0.001 per share, and (ii) 20,000,000 shall be shares of preferred stock, par value $0.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: greater than 50%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

A-1